Exhibit 10.3

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THIS NOTE HAS BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

MICRONET ENERTEC TECHNOLOGIES, INC

ENERTEC ELECTRONICS LTD

Secured Promissory Note

No. MICT-5	Original Principal Amount: $1,500,000
Issuance Date: August 22, 2017

FOR VALUE RECEIVED, MICRONET ENERTEC TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Nevada (the “Company” or a “Borrower”), and ENERTEC ELECTRONICS LTD, a corporation organized and existing under the laws of the State of Israel (“Enertec” or a “Borrower” and collectively with the Company, the “Borrowers”), hereby promise to pay to the order of YA II PN, Ltd. or its registered assigns (the “Holder”) (i) the outstanding portion of the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to scheduled payment, redemption, conversion, or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and (ii) to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date defined in Section 17 hereof as the Issuance Date until the same is paid, whether upon the Maturity Date or acceleration, redemption or otherwise (in each case in accordance with the terms hereof) pursuant to the terms of this Promissory Note (the “Note”).

This Note is being issued pursuant to that certain Note Purchase Agreement dated as of October 28, 2016, as amended and supplemented from time to time (the “Note Purchase Agreement“) among the Holder and the Borrowers. Certain capitalized terms used herein but otherwise not defined herein are defined in Section 17 or in the Note Purchase Agreement.

(1)           GENERAL TERMS

(a)          Maturity Date. All amounts owed under this Note shall be due and payable on such date (the “Maturity Date”) that is either (i) 90 days from the Issuance Date (the “Early Maturity Date”), or (ii) the date that is the one year anniversary from the Issuance Date (the “Extended Maturity Date”), as applicable. On the Maturity Date, the Borrowers shall pay to the Holder an amount in cash representing all then outstanding Principal and accrued and unpaid Interest. The Borrowers may elect the Extended Maturity Date by providing written notice to the Holder within five Business Days of the Early Maturity Date and by, on or before the Early Maturity Date, (i) paying to the Investor the Extension Fee (as defined in Section 16), and (ii) issuing to the Investor the Extension Warrants (as defined in Section 16).

(b)          Interest. Interest shall accrue on the outstanding Principal balance hereof at a rate equal to 7% per annum (“Interest Rate”) beginning on the Early Maturity Date. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. No interest shall accrue before the Early Maturity Date.

(c)          Payments of Principal and Interest. Except with respect to mandatory pre-payments as set forth below, not payments shall be due from the Issuance Date through the Early Maturity Date. If the Borrower has elected the Extended Maturity Date and paid the Extension Fee and issued the Extension Warrants on or before the Early Maturity Date, then the Borrower shall pay (i) $200,000 of Principal on March 31, 2018 plus all accrued and unpaid Interest outstanding under this Note as of such payment date, and (ii) $200,000 of Principal on June 30, 2018 plus all accrued and unpaid Interest outstanding under this Note as of such payment date, and the balance on the Maturity Date, in each case by wire transfer of immediately available funds to the account listed on Schedule I hereto (or to any other account specified by the Holder to the Borrowers in writing).

(2)           NO PREPAYMENT PENALTY, MANDATORY PRE-PAYMENTS. The Borrowers may prepay all or any part of the balance outstanding hereunder at any time without penalty. The Borrowers shall use any cash proceeds received in connection with the sale or proposed sale of any of its holdings in any of its subsidiary (if and to the extent such transaction is consummated) including without limitation, installment payments or break-up fee payments, to make pre-payments hereunder as soon as such proceeds are received by the Borrower.

(3)           REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represents and warrants to the Investor that the following are true and correct as of the date hereof:

(a) (i) The Borrowers have the requisite corporate power and authority to enter into and perform its obligations under this Note and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Note and any related agreements by the Borrowers and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the each Borrower’s Board of Directors and no further consent or authorization is required by any Borrower, Board of Directors, or stockholders, (iii) this Note and any related agreements have been duly executed and delivered by the Borrowers, (iv) this Note and any related agreements, constitute the valid and binding obligations of the Borrowers enforceable against each Borrower in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

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(b) The execution, delivery and performance by the Borrowers of its obligations under this Note will not (i) result in a violation of any Borrower’s incorporation documents or any certificate of designation of any outstanding series of preferred stock or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Borrower or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Borrower or any of its subsidiaries or by which any material property or asset of the Borrower is bound or affected and which would cause a Material Adverse Effect.

(4)           EVENTS OF DEFAULT.

(a)          An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(i)          the Borrowers’ failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Note and such failure was not cure within 5 days following the Holder’s written notice to such effect;

(ii)          any Borrower or any subsidiary of any Borrower shall commence, or there shall be commenced against any Borrower or any subsidiary of any Borrower under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or any Borrower or any subsidiary of any Borrower commences, or there shall be commenced against any Borrower or any subsidiary of any Borrower, any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Borrower or any subsidiary of any Borrower, in each case which remains un-dismissed for a period of 61 days; or any Borrower or any subsidiary of any Borrower is adjudicated insolvent or bankrupt pursuant to a final, non-appealable order; or any order of relief or other order approving any such case or proceeding is entered; or any Borrower or any subsidiary of any Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues un-discharged or un-stayed for a period of 61 days; or any Borrower or any subsidiary of any Borrower makes a general assignment for the benefit of creditors; or any Borrower or any subsidiary of any Borrower shall admit in writing that it is unable to pay its debts generally as they become due; or any Borrower or any subsidiary of any Borrower shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or any corporate or other action is taken by any Borrower or any subsidiary of any Borrower for the purpose of effecting any of the foregoing;

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(iii)          the common stock of the Company shall cease to be authorized for quotation or trading on the Nasdaq Capital Market, or trading in the common stock of the Company has been suspended for any reason, for a period of more than ten Trading Days, or the ordinary shares of Micronet Ltd. shall cease to be authorized for trading on the Tel-Aviv Stock Exchange, or trading in the ordinary shares of Micronet Ltd. has been suspended for any reason, for a period of more than ten Trading Days and in any such case the failure was not cured within 20 days.

(iv)          the Company is a party to any agreement memorializing (1) the consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding shares of Common Stock are exchanged for, converted into or constitute solely the right to receive, cash, securities or other property, (2) a consolidation or merger in which the Company is not the surviving corporation, or (3) a sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties or assets of the Company to another person or entity (each of (1), (2) and (3) a “Change in Control”) unless in connection with such Change in Control, all Principal and accrued and unpaid Interest due under this Note will be paid in full or the Holder consents to such Change in Control;

(v)          a material event of default or material breach by any Borrower under the Note Purchase Agreement, any other Transaction Documents, or any other material obligation, instrument, debenture, note or agreement for borrowed money occurring after the Issuance Date of this Note and continuing beyond any applicable notice and/or grace period.

(5)           REMEDIES UPON DEFAULT.

(a)          During the time that any portion of this Note is outstanding, if (i) any Event of Default has occurred, the Holder, by notice in writing to any Borrower, may at any time and from time to time declare the full unpaid Principal of this Note or any portion thereof, together with Interest accrued thereon to be due and payable immediately (the “Accelerated Amount”) or (ii) any Event of Default specified in Section 4(a)(ii) has occurred, the unpaid Principal of the Note and the Interest accrued thereon shall be immediately and automatically due and payable without necessity of further action.

(6)           REISSUANCE OF THIS NOTE. Upon receipt by any Borrower of evidence reasonably satisfactory to such Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to such Borrower in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrowers shall execute and deliver to the Holder a new Note representing the outstanding Principal which Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

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(7)           NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Borrowers, to:	Micronet Enertec Technologies, Inc.
28 West Grand Avenue, Suite 3
Montvale, NJ 07645
Attention: David Lucatz
Email: David@micronet-enertec.com

With a copy to:	Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
1633 Broadway New York, NY 10019 Attention: Oded Har-Even, Esq. Telephone: (212) 660-5002 Email: ohareven@zag-sw.com

If to the Holder:	YA II PN, Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: (201) 985-830

With a copy to:	David Gonzalez, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Telephone: (201) 985-8300
Email: dgonzalez@yorkvilleadvisors.com

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(8)           No provision of this Note shall alter or impair the obligations of the Borrowers, which are absolute and unconditional, to pay the Principal of or Interest (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of each Borrower. As long as this Note is outstanding, the Borrowers shall not and shall cause its subsidiaries not to, without the consent of the Holder, (i) amend its articles of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder under this Note; or (ii) enter into any agreement with respect to any of the foregoing.

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(9)           This Note shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the principles of conflict of laws. Each of the parties consents to the jurisdiction of the state courts of the State of New York and the U.S. District Court for the District of New York sitting in Manhattan, in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

(10)         If an Event of Default has occurred, then the Borrowers shall reimburse the Holder promptly for all reasonable out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder in accordance with the terms of this Note, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(11)         Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(12)         If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any Interest or other amount deemed Interest due hereunder shall violate applicable laws governing usury, the applicable rate of Interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Borrowers covenant (to the extent that it may lawfully do so) that each Borrower shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrowers from paying all or any portion of the Principal of or Interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Borrowers (to the extent they may lawfully do so) hereby expressly waive all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law had been enacted.

(13)         Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

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(14)         Assignment of this Note by the Borrowers shall be prohibited without the prior written consent of the Holder. Holder shall be entitled to assign this Note in whole or in part to any person or entity without the consent of the Borrowers.

(15)         THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THE NOTE PURCHASE AGREEMENT AND THIS NOTE.

(16)         CERTAIN DEFINITIONS For purposes of this Note, the following terms shall have the following meanings:

(a)          “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the United States are authorized or required by law or other government action to close.

(b)          “Extension Fee” shall mean a fee in the amount of $50,000 U.S.

(c)          “Extension Warrants” shall mean warrants in the form set forth on Exhibit B to the Supplemental Agreement between the Borrowers and the Holder dated August 22, 2017 to purchase 158,000 shares of Common Stock at an exercise price of $1.50 per share and an exercise period of 5 years from the issuance date.

(d)          “Issuance Date” means the date this Note is executed and delivered by the Borrowers to the Holder as set forth on the first page of this Note.

(e)          “Trading Day” means a day on which the principal Trading Market is open for trading.

(f)          “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCBB, or the OTC Markets (or any successors to any of the foregoing).

(g)          “Transaction Documents” shall have the meaning set forth in the Note Purchase Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed by a duly authorized officer as of August 22, 2017.

BORROWERS:

MICRONET ENERTEC TECHNOLOGIES, INC.

By:	/s/ David Lucatz
Name:	David Lucatz
Title:	Chairman, President and CEO

ENERTEC ELECTRONICS LTD

By:	/s/ Tali Dinar
Name:	Tali Dinar
Title:	CFO of Enertec Electronics Ltd.

Schedule I

(Holder Account Information)

YA II PN, LTD.

-Wiring Instructions-